                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and Prospectus Supplement constituting part of this Registration Statement on Form S-3 of our report dated November 2, 1998, except as to the information presented in the first paragraph of Note 17 for which the date is November 25, 1998, appearing on page 35 of Oakwood Homes Corporation's Annual Report to Shareholders which is incorporated by reference in Oakwood Homes Corporation's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus and Prospectus Supplement.


/s/ PRICEWATERHOUSECOOPERS LLP
_____________________________________


PRICEWATERHOUSECOOPERS LLP
Greensboro, North Carolina

February 22, 1999